EXHIBIT 21

Subsidiaries of Registrant

Name of Subsidiary	State of Organization	Names Under Which Does Business
SDC Holdings, LLC	Oklahoma	SDC Holdings, LLC
Sleep Disorder Centers, LLC	Oklahoma	Nocturna Sleep Centers, LLC; Nocturna Sleep Care, LLC
Nocturna Sleep Therapy General Partner, LLC	Texas	Advanced Medical General Partner, LLC
Nocturna Sleep Therapy, LP	Texas	Advanced Medical Equipment, LP
Nocturna of Tulsa, LLC	Oklahoma	Sleep Center of Tulsa, LLC
Nocturna of Oklahoma City, LLC	Oklahoma	Sleep Center of Oklahoma City, LLC
Sleep Holdings of Texas, LLC	Texas	Sleep Disorder Centers
Texas Center for Sleep Disorders General Partner, LLC	Texas	Texas Center for Sleep Disorders General Partner, LLC
Sleep Center of Keller General Partner, LLC	Texas	Sleep Center of Keller General Partner, LLC
Nocturna of McKinney General Partner, LLC	Texas	Sleep Center of McKinney General Partner, LLC
Nocturna of Granbury General Partner, LLC	Texas	Sleep Center of Granbury General Partner, LLC
Texas Center for Sleep Disorders, LP	Texas	Texas Center for Sleep Disorders, LP
Sleep Center of Keller, LP	Texas	Sleep Center of Keller, LP
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Bedford
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Southlake
Nocturna of McKinney, LP	Texas	Sleep Center of McKinney, LP
Nocturna of McKinney, LP	Texas	Sleep Center of Craig Ranch, LP
Nocturna of Granbury, LP	Texas	Sleep Center of Granbury, LP
Nocturna Sleep Clinic, LLC	Oklahoma	Sleep Practice Management, LLC
Nocturna Sleep Center, LLC	Nevada	Nocturna Sleep Center, LLC
Sleep Practice Management, LLC	Oklahoma	Sleep Practice Management, LLC
Nocturna of Norman, LLC	Oklahoma	Sleep Center of Norman, LLC
TCSD of Waco General Partner, LLC	Texas	TCSD of Waco General Partner, LLC
TCSD of Waco, LP	Texas	TCSD of Waco, LP
Sleep Holdings of Texas, LLC	Texas	Sleep Disorder Centers, LLC
TCSD Clinic, LLC	Texas	TCSD Clinic, LLC
Sleep Disorder Centers Institute for Clinical Research, LLC	Oklahoma	Sleep Disorder Centers Institute for Clinical Research, LLC
somniCare, Inc.	Kansas	somniCare, Inc.
somniTech, Inc.	Kansas	somniTech, Inc.
Nocturna East, Inc.	Texas	Nocturna East, Inc.
ApothecaryRx LLC	Oklahoma	ApothecaryRx LLC
CPAPSupplies.com, LLC	Oklahoma	CPAPSupplies.com, LLC
Nocturna of Plano, LLC	Texas	Nocturna of Plano, LLC